UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2026

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 25, 2026, reAlpha Tech Corp. (the “Company”) terminated the employment of Piyush Phadke as the Company’s Chief Financial Officer, effective immediately.

In connection with his termination, the Company and Mr. Phadke entered into a separation agreement, dated March 16, 2026 (the “Separation Agreement”), which contains a general release of all claims, customary confidentiality and non-disparagement provisions and provides for the following compensatory agreements:

(i) Severance Cash Payment. A severance cash payment in an amount equal to two (2) months of Mr. Phadke’s base salary (the “Severance Payment”), representing $45,833.32, subject to applicable payroll deductions, payable in accordance with the Company’s regular payroll cycle over a two-month period commencing on March 31, 2026.

(ii) Acceleration of Restricted Stock Units. Pursuant to the Separation Agreement, the Company agreed to accelerate the vesting of 82,539 restricted stock units (the “RSUs”) previously granted to Mr. Phadke on April 30, 2025, under the Company’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”), and the Restricted Stock Unit Award Agreement, dated April 30, 2025 (the “Award Agreement”). The RSUs were otherwise scheduled to vest on April 30, 2026. In settlement of the accelerated RSUs, the Company will issue to Mr. Phadke 82,539 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), registered under the Company’s effective Registration Statement on Form S-8 (File No. 333-291057), within sixty (60) calendar days following the date on which Mr. Phadke’s release of claims becomes effective and irrevocable in accordance with the terms of the Separation Agreement. All RSU awards and other equity awards held by Mr. Phadke that remained unvested as of his separation date were forfeited and cancelled as of such date.

The foregoing description of the Severance Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*+	Severance Agreement by and between reAlpha Tech Corp. and Piyush Phadke, dated March 16, 2026.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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